UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 13, 2018 (April 12, 2018)
Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        Election of New Director and Non-Employee Director Compensation

On April 12, 2018, the Board of Directors (the “Board”) of Adobe Systems Incorporated (“Adobe” or the “Company”) appointed David A. Ricks to the Board immediately after Adobe’s 2018 Annual Meeting of Stockholders (“Annual Meeting”).  This appointment was made to fill a vacancy created by an increase in the size of the Board from ten to eleven members.  Mr. Ricks will serve a term of office expiring at Adobe’s 2019 Annual Meeting of Stockholders.  Mr. Ricks was also appointed to the Executive Compensation Committee of the Board.

There is no arrangement or understanding between Mr. Ricks and any other persons pursuant to which he was selected as a director.  Since the beginning of our last fiscal year through the date hereof, there have been no transactions with Adobe, and there are currently no proposed transactions with Adobe in which the amount involved exceeds $120,000 and in which Mr. Ricks had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Ricks will receive cash and equity compensation in accordance with Adobe's FY ’18 Non-Employee Director Compensation Policy, which is incorporated herein by reference. In connection with his compensation, Mr. Ricks was granted an initial award of 1,177 restricted stock units on April 13, 2018. Additional information regarding Adobe’s compensation programs for the members of its Board is contained in Adobe’s Definitive Proxy Statement filed on March 2, 2018 (the “Proxy Statement”).

A copy of our press release announcing the appointment of Mr. Ricks to Adobe’s Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e)          Amendment and Restatement of 2003 Equity Incentive Plan

On April 12, 2018, at the Annual Meeting of the Company, the Company’s stockholders approved the Adobe Systems Incorporated 2003 Equity Incentive Plan (the “2003 Plan”) as amended to increase the available share reserve by 7.5 million shares as described in our Proxy Statement. The amended 2003 Plan previously had been approved, subject to stockholder approval, by the Executive Compensation Committee of the Board.

A summary of the amended 2003 Plan is set forth in our Proxy Statement. That summary and the foregoing description of the amendment are qualified in their entirety by reference to the text of the amended 2003 Plan, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on April 12, 2018, the Company’s stockholders approved the four proposals listed below. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the Company’s Proxy Statement.

1.  Elect ten members of the Board of Directors, each to serve for a one-year term:

	Votes	Votes		Broker
Name	For	Against	Abstentions	Non-Votes
Amy Banse	390,577,597	2,470,728	401,964	44,011,165
Edward Barnholt	384,392,798	8,755,976	301,515	44,011,165
Robert Burgess	385,139,968	7,985,108	325,213	44,011,165
Frank Calderoni	392,169,946	854,776	425,567	44,011,165
James Daley	361,925,557	25,478,606	6,046,126	44,011,165
Laura Desmond	390,848,810	2,339,706	261,773	44,011,165
Charles Geschke	385,382,901	7,780,421	286,967	44,011,165
Shantanu Narayen	377,566,037	13,239,227	2,645,025	44,011,165
Daniel Rosensweig	377,765,557	15,407,762	276,970	44,011,165
John Warnock	386,299,127	6,868,501	282,661	44,011,165

2.  Approve the Adobe Systems Incorporated 2003 Equity Incentive Plan to increase the available share reserve by 7.5 million shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
368,572,210	24,367,506	510,573	44,011,165

3.  Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on November 30, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
428,545,186	8,508,219	408,049	—

4.  Approve, on an advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
372,339,663	20,338,712	721,914	44,011,165

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Incorporated by Reference**
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number	SEC File No.	Filed Herewith

10.1	FY’18 Non-Employee Director Compensation Policy	10-K	1/22/18	10.29	000-15175

10.2	2003 Equity Incentive Plan, as amended					X

99.1	Press release issued on April 13, 2018, entitled “Adobe Names David A. Ricks to its Board of Directors”					X

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: April 13, 2018	By:	/s/ Michael Dillon
Michael Dillon
Executive Vice President, General Counsel & Corporate Secretary